EXHIBIT 21
                         Subsidiaries of the Registrant

     Set forth below is certain information with respect to each of the Registrant's subsidiaries:
                                             STATE OF              REGISTRANT'S
SUBSIDIARY                                   DOMICILE               OWNERSHIP

Anarad, Inc.                                (California)               100%
Continental Electronics Corporation         (Nevada)                   100%
    Continental-Lensa S.A.                  (Chile)                     75%
Enterprise Electronics Corporation          (Alabama)                  100%
Lake Investment Company                     (Arizona)                  100%
    Concho Valley Country Club, Inc.        (Arizona)                  100%
    Livco Water Company                     (Arizona)                  100%
Metric Systems Corporation                  (Florida)                  100%
Symtronix Corporation                       (Nevada)                   100%
Syntron, Inc.                               (Delaware)                 100%
    Syntron Europe Limited                  (Scotland)                 100%
    Syntron Asia Pte. Ltd.                  (Singapore)                100%
T-S Holding Corporation                     (Texas)                    100%
    (formerly All Woods/Schroeder, Inc.)
Tech-Sym Management Corporation             (Delaware)                 100%
Tech-Sym International (FSC), Inc.          (U.S. Virgin               100%
                                             Islands)
Tecom Industries, Incorporated              (California)               100%
    Tecom Limited                           (Scotland)                 100%
TRAK Microwave Corporation                  (Delaware)                 100%
    TRAK Microwave Limited                  (Scotland)                 100%


     The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.